Exhibit 99.1

SandRidge Energy, Inc. Reports Financial and Operational Results
for the three and nine-month period ending September 30, 2020

Oklahoma City, Oklahoma, November 4, 2020 /PRNewswire/ – SandRidge Energy, Inc. (the “Company” or “SandRidge”) (NYSE:SD) today announced financial and operational results for the quarter ended September 30, 2020.

Results and highlights during the quarter:
•Decreased net debt1 by $44.7 million to $0.8 million compared to $45.5 million at the end of the prior quarter
•Generated Adjusted EBITDA of $15.4 million compared to $8.8 million in the prior quarter
•Produced 22.3 MBoepd compared to 23.6 MBoepd in the prior quarter
•Incurred a net loss of $48.7 million, or $1.36 per share, driven largely by lower commodity prices and a non-cash ceiling test write down. Adjusted net income was $5.4 million, or $0.15 per share
•Decreased G&A by $1.8 million to $2.5 million, or $1.22 per boe from $4.3 million, or $2.01 per boe in the prior quarter and decreased Adjusted G&A by $1.5 million to $2.3 million, or $1.11 per boe from $3.7 million, or 1.74 per boe in the prior quarter
•Decreased LOE by $0.6 million to $8.1 million, or $3.94 per boe from $8.7 million, or $4.04 per boe in the prior quarter
•Closed on the sale of the company headquarters for net proceeds of $35.4 million
•Closed on the acquisition of the overriding royalty interests held by SandRidge Mississippian Royalty Trust II for a net purchase price of $3.3 million
•Continued streak without a recordable Health, Safety and Environmental ("HS&E") incident for 25 months as of the end of the quarter

Financial Results
For the quarter, the Company reported a net loss of $48.7 million, or $1.36 per share, and net cash provided by operating activities of $27.4 million. After adjusting for certain items, the Company's adjusted net income amounted to $5.4 million, or $0.15 per share, operating cash flow totaled $12.7 million and adjusted EBITDA was $15.4 million for the quarter. The Company defines and reconciles adjusted net income, adjusted EBITDA and other non-GAAP financial measures to the most directly comparable GAAP measure in supporting tables at the conclusion of this press release.

Operational Results and Activity
Production totaled 2,048 MBoe (23.6 MBoepd, 22% oil, 32% NGLs and 46% natural gas) for the quarter.

1 Net debt is defined as total debt less unrestricted cash

Mid-Continent Assets in Oklahoma and Kansas
Production in the Mississippian totaled 1,719 MBoe (18.7 MBoepd, 12% oil) and 126 MBoe (1.4 MBoepd, 31% oil) in the Northwest STACK during the quarter.

North Park Basin Assets in Colorado
Net production for North Park Basin totaled 203 MBoe (2.2 MBoepd, 100% oil) during the quarter.

Building Sale
On August 31, 2020, the Company closed on the previously announced sale of its corporate headquarters building located in Oklahoma City, OK for net proceeds of approximately $35.4 million.

ORRI Acquisition
On September 10, 2020, the Company acquired all of the overriding royalty interests of SandRidge Mississippian Royalty Trust II for a gross purchase price of $5.25 million (net purchase price of $3.28 million, given the Company's prior 37.6% ownership of the Trust).

2020 Capital Expenditures and Operational Guidance
The Company reaffirms its 2020 capital expenditures and operational guidance previously published on May 18, 2020.

Liquidity and Capital Structure
As of September 30, 2020, the Company's total liquidity was $69.9 million, based on $11.2 million of cash, excluding restricted cash and $58.7 million available under its credit facility. The Company currently has $12.0 million drawn under its $75.0 million facility and $4.3 million in outstanding letters of credit.

Given the net proceeds from the third quarter sale of our corporate headquarters for $35.4 million as well as several initiatives from prior quarters expected to optimize free cash flow, including personnel and non-personnel cost reductions and entering into commodity derivative contracts for natural gas, we were able to alleviate prior conditions that gave rise to substantial doubt about our ability to continue as a going concern.

Conference Call Information
The Company will host a conference call to discuss these results on Thursday, November 5, 2020 at 10:00 am CT. The conference call can be accessed by registering online at http://www.directeventreg.com/registration/event/2188429 at which time registrants will receive dial-in information as well as a passcode and registrant ID. At the time of the call, participants will dial in using the numbers in the confirmation email and enter their passcode and ID, upon which they will enter the conference call.

A live audio webcast of the conference call will also be available via SandRidge's website, www.sandridgeenergy.com, under Investor Relations/Presentation & Events. The webcast will be archived for replay on the Company's website for 30 days.

Operational and Financial Statistics
Information regarding the Company’s production, pricing, costs and earnings is presented below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Production - Total
Oil (MBbl)	454	835	1,656	2,668
NGL (MBbl)	646	629	2,096	2,335
Natural Gas (MMcf)	5,686	8,318	18,078	25,414
Oil equivalent (MBoe)	2,048	2,850	6,765	9,239
Daily production (MBoed)	22.3	31.0	24.7	33.8

Average price per unit
Realized oil price per barrel - as reported	$37.60	$52.78	$34.59	$53.54
Realized impact of derivatives per barrel	—	0.75	6.00	0.23
Net realized price per barrel	$37.60	$53.53	$40.59	$53.77

Realized NGL price per barrel - as reported	$7.71	$10.11	$5.97	$12.37
Realized impact of derivatives per barrel	—	—	—	—
Net realized price per barrel	$7.71	$10.11	$5.97	$12.37

Realized natural gas price per Mcf - as reported	$0.97	$0.93	$0.79	$1.37
Realized impact of derivatives per Mcf	0.10	—	0.07	0.20
Net realized price per Mcf	$1.07	$0.93	$0.86	$1.57

Realized price per Boe - as reported	$13.45	$20.42	$12.44	$22.34
Net realized price per Boe - including impact of derivatives	$13.76	$20.64	$14.09	$22.96

Average cost per Boe
Lease operating	$3.94	$8.37	$4.79	$7.76
Production, ad valorem, and other taxes	$1.14	$1.52	$1.09	$1.66
Depletion (1)	$3.67	$13.64	$6.76	$12.42

Loss per share
Loss per share applicable to common stockholders
Basic	$(1.36)	$(5.12)	$(7.78)	$(5.66)
Diluted	$(1.36)	$(5.12)	$(7.78)	$(5.66)

Adjusted net income (loss) per share available to common stockholders
Basic	$0.15	$(0.49)	$(0.26)	$(0.74)
Diluted	$0.15	$(0.49)	$(0.26)	$(0.74)

Weighted average number of shares outstanding (in thousands)
Basic	35,783	35,491	35,649	35,390
Diluted	35,783	35,491	35,649	35,390

(1) Includes accretion of asset retirement obligation.

Capital Expenditures
The table below presents actual results of the Company’s capital expenditures for the three and nine months ended September 30, 2020.

	Three Months Ended	Nine Months Ended
	September 30, 2020	September 30, 2020
	(In thousands)	(In thousands)

Drilling, completion and capital workovers	$876	$3,306
Other capital expenditures	399	896
Total Capital Expenditures	$1,275	$4,202
(excluding acquisitions and plugging and abandonment)

Derivative Contracts
The table below sets forth the Company's open derivative contracts as of September 30, 2020.

	Notional (MMBtu)	Weighted Average Fixed Price per Unit
Natural Gas Price Swaps: October 2020	1,240,000	$2.14
Natural Gas Price Swaps: November 2020 - December 2020	2,135,000	$2.54
Natural Gas Price Swaps: January 2021 - December 2021	10,950,000	$2.61

Capitalization
The Company’s capital structure as of September 30, 2020 and December 31, 2019 is presented below:

	September 30, 2020	December 31, 2019

	(In thousands)
Cash, cash equivalents and restricted cash	$12,641	$5,968

Credit facility	$12,000	$57,500
Total debt	12,000	57,500

Stockholders’ equity
Common stock	36	36
Warrants	88,520	88,520
Additional paid-in capital	1,061,961	1,059,253
Accumulated deficit	(1,022,555)	(745,357)
Total SandRidge Energy, Inc. stockholders’ equity	127,962	402,452

Total capitalization	$139,962	$459,952

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues
Oil, natural gas and NGL	$27,547	$58,188	$84,134	$206,432
Other	129	181	526	561
Total revenues	27,676	58,369	84,660	206,993
Expenses
Lease operating expenses	8,069	23,866	32,409	71,721
Production, ad valorem, and other taxes	2,333	4,346	7,386	15,303
Depreciation and depletion—oil and natural gas	7,525	38,871	45,728	114,755
Depreciation and amortization—other	1,698	2,981	6,071	8,910
Impairment	44,043	165,507	253,797	165,507
General and administrative	2,493	6,238	12,290	26,261
Restructuring expenses	1,199	—	1,643	—
Employee termination benefits	3,184	—	8,431	4,465
(Gain) loss on derivative contracts	5,299	(1,756)	(7,168)	(1,547)
Other operating expense, net	(116)	23	269	142
Total expenses	75,727	240,076	360,856	405,517
(Loss) income from operations	(48,051)	(181,707)	(276,196)	(198,524)
Other income (expense)
Interest expense, net	(569)	(722)	(1,653)	(2,009)
Other income (expense), net	(129)	827	5	370
Total other income (expense)	(698)	105	(1,648)	(1,639)
Loss before income taxes	(48,749)	(181,602)	(277,844)	(200,163)
Income tax expense (benefit)	—	—	(646)	—
Net loss	$(48,749)	$(181,602)	$(277,198)	$(200,163)
Loss per share
Basic	$(1.36)	$(5.12)	$(7.78)	$(5.66)
Diluted	$(1.36)	$(5.12)	$(7.78)	$(5.66)
Weighted average number of common shares outstanding
Basic	35,783	35,491	35,649	35,390
Diluted	35,783	35,491	35,649	35,390

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	September 30, 2020	December 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$11,187	$4,275
Restricted cash - other	1,454	1,693
Accounts receivable, net	16,292	28,644
Derivative contracts	—	114
Prepaid expenses	1,105	3,342
Other current assets	80	538
Total current assets	30,118	38,606
Oil and natural gas properties, using full cost method of accounting
Proved	1,479,664	1,484,359
Unproved	18,653	24,603
Less: accumulated depreciation, depletion and impairment	(1,367,703)	(1,129,622)
	130,614	379,340
Other property, plant and equipment, net	104,825	188,603
Other assets	564	1,140
Total assets	$266,121	$607,689

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$42,449	$64,937
Current maturities of long-term debt	12,000	—
Asset retirement obligation	22,007	22,119
Derivative contracts	3,088	—
Other current liabilities	962	1,367
Total current liabilities	80,506	88,423
Long-term debt	—	57,500
Asset retirement obligation	53,436	52,897
Other long-term obligations	4,217	6,417
Total liabilities	138,159	205,237
Stockholders’ Equity
C Common stock, $0.001 par value; 250,000 shares authorized; 35,906 issued and outstanding at September 30, 2020 and 35,772 issued and outstanding at December 31, 2019	36	36
Warrants	88,520	88,520
Additional paid-in capital	1,061,961	1,059,253
Accumulated deficit	(1,022,555)	(745,357)
Total stockholders’ equity	127,962	402,452
Total liabilities and stockholders’ equity	$266,121	$607,689

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Cash Flows (Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(277,198)	$(200,163)
Adjustments to reconcile net loss to net cash provided by operating activities
Provision for doubtful accounts	469	(90)
Depreciation, depletion, and amortization	51,799	123,665
Impairment	253,797	165,507
Debt issuance costs amortization	477	398
Write off of debt issuance costs	—	142
(Gain) loss on derivative contracts	(7,168)	(1,547)
Cash received on settlement of derivative contracts	11,197	5,700
Loss (gain) on sale of assets	(100)	—
Stock-based compensation	2,753	3,930
Other	114	(119)
Changes in operating assets and liabilities	(8,784)	(1,894)
Net cash provided by operating activities	27,356	95,529
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for property, plant and equipment	(8,110)	(170,723)
Acquisition of assets	(3,276)	236
Proceeds from sale of assets	37,243	1,347
Net cash provided by (used in) investing activities	25,857	(169,140)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	39,000	170,096
Repayments of borrowings	(84,500)	(108,096)
Reduction of financing lease liability	(977)	—
Debt issuance costs	—	(910)
Cash paid for tax withholdings on vested stock awards	(63)	(362)
Net cash provided by (used in) financing activities	(46,540)	59,694
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS and RESTRICTED CASH	6,673	(13,917)
CASH, CASH EQUIVALENTS and RESTRICTED CASH, beginning of year	5,968	19,645
CASH, CASH EQUIVALENTS and RESTRICTED CASH, end of period	$12,641	$5,728
Supplemental Disclosure of Cash Flow Information
Cash paid for interest, net of amounts capitalized	$(1,271)	$(1,446)
Cash received for income taxes	$616	$—
Supplemental Disclosure of Noncash Investing and Financing Activities
Purchase of PP&E in accounts payable	$683	$12,790
Right-of-use assets obtained in exchange for financing lease obligations	$67	$3,237
Carrying values of properties exchanged	$3,890	$5,384

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures. These non-GAAP measures are not alternatives to GAAP measures, and you should not consider these non-GAAP measures in isolation or as a substitute for analysis of our results as reported under GAAP. Below is additional disclosure regarding each of the non-GAAP measures used in this press release, including reconciliations to their most directly comparable GAAP measure.

Reconciliation of Cash Provided by Operating Activities to Operating Cash Flow
The Company defines operating cash flow as net cash provided by operating activities before changes in operating assets and liabilities as shown in the following table. Operating cash flow is a supplemental financial measure used by the Company's management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company's ability to internally fund exploration and development activities and to service or incur additional debt. The Company also uses this measure because operating cash flow relates to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. Further, operating cash flow allows the Company to compare its operating performance and return on capital with those of other companies without regard to financing methods and capital structure. This measure should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

	(In thousands)
Net cash (used in) provided by operating activities	$13,894	$33,056	$27,356	$95,529
Changes in operating assets and liabilities	(1,241)	(7,508)	8,784	1,894
Operating cash flow	$12,653	$25,548	$36,140	$97,423

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
The Company defines EBITDA as net loss before income tax (benefit) expense, interest expense, depreciation and amortization - other and depreciation and depletion - oil and natural gas. Adjusted EBITDA, as presented herein, is EBITDA excluding items that the Company believes affect the comparability of operating results such as items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Adjusted EBITDA is presented because management believes it provides useful additional information used by the Company's management and by securities analysts, investors, lenders, ratings agencies and others who follow the industry for analysis of the Company’s financial and operating performance on a recurring basis and the Company’s ability to internally fund exploration and development and to service or incur additional debt. In addition, management believes that adjusted EBITDA is widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the oil and gas industry. The Company's adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

	(In thousands)
Net loss	$(48,749)	$(181,602)	$(277,198)	$(200,163)

Adjusted for
Income tax (benefit) expense	—	—	(646)	—
Interest expense	570	742	1,663	2,091
Depreciation and amortization - other	1,698	2,981	6,071	8,910
Depreciation and depletion - oil and natural gas	7,525	38,871	45,728	114,755
EBITDA	(38,956)	(139,008)	(224,382)	(74,407)

Asset impairment	44,043	165,507	253,797	165,507
Stock-based compensation (1)	219	808	948	2,953
(Gain) loss on derivative contracts	5,299	(1,756)	(7,168)	(1,547)
Cash received upon settlement of derivative contracts	619	622	11,197	5,700
Employee termination benefits	3,184	—	8,431	4,465
Restructuring expenses	1,199	—	1,643	—
Other	(179)	(85)	(110)	(202)

Adjusted EBITDA	$15,428	$26,088	$44,356	$102,469
1.Excludes non-cash stock-based compensation included in employee termination benefits.

Reconciliation of Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

	(In thousands)
Net cash (used in) provided by operating activities	$13,894	$33,056	$27,356	$95,529
Changes in operating assets and liabilities	(1,241)	(7,508)	8,784	1,894
Interest expense	570	742	1,663	2,091
Employee termination benefits (1)	1,400	1	6,607	3,487
Income tax (benefit) expense	—	—	(646)	—
Other	805	(203)	592	(532)

Adjusted EBITDA	$15,428	$26,088	$44,356	$102,469

1.Excludes associated stock-based compensation.

Reconciliation of Net Loss Available to Common Stockholders to Adjusted Net Income (Loss) Available to Common Stockholders
The Company defines adjusted net income (loss) as net loss excluding items that the Company believes affect the comparability of operating results and are typically excluded from published estimates by the investment community, including items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Management uses the supplemental measure of adjusted net income (loss) as an indicator of the Company's operational trends and performance relative to other oil and natural gas companies and believes it is more comparable to earnings estimates provided by securities analysts. Adjusted net income (loss) is not a measure of financial performance under GAAP and should not be considered a substitute for net loss available to common stockholders.

	Three Months Ended September 30, 2020		Three Months Ended September 30, 2019
	$	$/Diluted Share	$	$/Diluted Share
	(In thousands, except per share amounts)
Net loss available to common stockholders	$(48,749)	$(1.36)	$(181,602)	$(5.12)
Asset impairment	44,043	1.23	165,507	4.66
(Gain) loss on derivative contracts	5,299	0.15	(1,756)	(0.05)
Cash received upon settlement of derivative contracts	619	0.02	622	0.02
Employee termination benefits	3,184	0.09	—	—
Restructuring expenses	1,199	0.03	—	—
Other	(178)	—	(66)	—
Adjusted net income (loss) available to common stockholders	$5,417	$0.15	$(17,295)	$(0.49)

	Basic	Diluted	Basic	Diluted
Weighted average number of common shares outstanding	35,783	35,783	35,491	35,491
Total adjusted net income (loss) per share	$0.15	$0.15	$(0.49)	$(0.49)

	Nine Months Ended September 30, 2020		Nine Months Ended September 30, 2019
	$	$/Diluted Share	$	$/Diluted Share
	(In thousands, except per share amounts)
Net loss available to common stockholders	$(277,198)	$(7.78)	$(200,163)	$(5.66)
Asset impairment	253,797	7.12	165,507	4.68
(Gain) loss on derivative contracts	(7,168)	(0.20)	(1,547)	(0.04)
Cash received upon settlement of derivative contracts	11,197	0.31	5,700	0.16
Employee termination benefits	8,431	0.24	4,465	0.13
Restructuring expenses	1,643	0.05	—	—
Other	(107)	—	(120)	—
Adjusted net loss available to common stockholders	$(9,405)	$(0.26)	$(26,158)	$(0.74)

	Basic	Diluted	Basic	Diluted
Weighted average number of common shares outstanding	35,649	35,649	35,390	35,390
Total adjusted net loss per share	$(0.26)	$(0.26)	$(0.74)	$(0.74)

Reconciliation of G&A to Adjusted G&A
The Company reports and provides guidance on Adjusted G&A per Boe because it believes this measure is commonly used by management, analysts and investors as an indicator of cost management and operating efficiency on a comparable basis from period to period and to compare and make investment recommendations of companies in the oil and gas industry. This non-GAAP measure allows for the analysis of general and administrative spend without regard to stock-based compensation programs and other non-recurring cash items, if any, which can vary significantly between companies. Adjusted G&A per Boe is not a measure of financial performance under GAAP and should not be considered a substitute for general and administrative expense per Boe. Therefore, the Company’s Adjusted G&A per Boe may not be comparable to other companies’ similarly titled measures.
The Company defines adjusted G&A as general and administrative expense adjusted for certain non-cash stock-based compensation and other non-recurring items, if any, as shown in the following tables:

	Three Months Ended September 30, 2020		Three Months Ended September 30, 2019
	$	$/Boe	$	$/Boe
	(In thousands, except per Boe amounts)
General and administrative	$2,493	$1.22	$6,238	$2.19
Stock-based compensation (1)	(219)	(0.11)	(808)	(0.28)
Adjusted G&A	$2,274	$1.11	$5,430	$1.91

	Nine Months Ended September 30, 2020		Nine Months Ended September 30, 2019
	$	$/Boe	$	$/Boe
	(In thousands, except per Boe amounts)
General and administrative	$12,290	$1.82	$26,261	$2.84
Stock-based compensation (1)	(948)	(0.14)	(2,953)	(0.31)
Adjusted G&A	$11,342	$1.68	$23,308	$2.52
1.Excludes non-cash stock-based compensation included in employee termination benefits.

For further information, please contact:
Investor Relations
SandRidge Energy, Inc.
123 Robert S. Kerr Avenue
Oklahoma City, OK 73102-6406
investors@sandridgeenergy.com

Cautionary Note to Investors - This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, the information appearing under the heading “Revised 2020 Operational and Capital Expenditure Guidance.” These forward-looking statements are neither historical facts nor assurances of future performance and reflect SandRidge’s current beliefs and expectations regarding future events and operating performance. The forward-looking statements include projections and estimates of the Company’s corporate strategies, future operations, development plans and appraisal programs, drilling inventory and locations, estimated oil, natural gas and natural gas liquids production, price realizations and differentials, hedging program, projected operating, general and administrative and other costs, projected capital expenditures, tax rates, efficiency and cost reduction initiative outcomes, liquidity and capital structure. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, actual decline curves and the actual effect of adding compression to natural gas wells, the availability and terms of capital, the ability of counterparties to transactions with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, the amount and timing of future development costs, the availability and demand for alternative energy sources, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions, and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in Part I, Item 1A - “Risk Factors” of our Annual Report on Form 10-K and in comparable “Risk Factor” sections of our Quarterly Reports on Form 10-Q filed after such form 10-K. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our Company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements.

SandRidge Energy, Inc. (NYSE: SD) is an independent oil and gas company engaged in the development and acquisition of oil and gas properties. Its primary areas of operation are the Mid-Continent in Oklahoma and Kansas and the North Park Basin in Colorado. Further information can be found at www.sandridgeenergy.com.